Exhibit 99.1

news release

Contacts:

Phoenix Technologies Ltd. John M. Greeley, Senior VP & CFO 408-570-1000 Investor_Relations@phoenix.com	Sapphire Investor Relations, LLC Erica L. Mannion 408-570-1319 Investor_Relations@phoenix.com

For Immediate Release

PTEC Reports Second Quarter Financial Results

SAN JOSE, CA: April 17, 2003 — Phoenix Technologies Ltd. (NASDAQ: PTEC), for more than two decades the company driving the global software standard at the core of hundreds of millions PC systems and connected digital devices, today reported its second quarter financial results.

For the quarter ended March 31, 2003, revenues were $21.7 million; operating loss was $1.6 million and net loss was $0.9 million, or $0.04 per share. The financial results reflect a restructuring charge of approximately $0.6 million principally related to the Company’s continuing efforts to realign its global engineering resources.

The Company also reported that it has repurchased 0.4 million shares during the second fiscal quarter for $2.0 million and had 24.2 million shares outstanding as of March 31, 2003. The Company’s cash and short–term investments, as of March 31, were $54.6 million.

“While our financial results did not meet our expectations, we are encouraged by our market share gains and market acceptance for our new product introductions”, said Albert E. Sisto, Chairman, President and CEO. “Although our industry is challenged by global uncertainty, we had a successful launch of our Phoenix Core Managed Environment, cME. This is an evolutionary open systems platform for our products and technologies that spans all the market segments we focus on – PCs, servers, information appliances and embedded systems. Customer reception has been strong because cME enables the rapid deployment of new technologies and software, allowing our customers to clearly differentiate their products.”

The Company will conduct its regularly scheduled Second Quarter earnings conference call on Thursday, April 17, 2003 at 1:30 p.m. PDT. Interested parties are invited to listen to a live audio web cast of Phoenix’s quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available at approximately 2:30 p.m. PDT. The web cast replay will remain available for 15 calendar days following the conference call. An audio replay of the conference call will also be available approximately one hour following the conclusion of the call. The audio replay will be available until midnight April 21 and can be accessed by dialing 888-203-1112 and entering reservation number 147466.

About Phoenix

Founded in 1979, Phoenix Technologies (NASDAQ: PTEC) helped launch the digital revolution when it created the industry’s leading machine-independent BIOS software, which ships in more than 100 million new systems each year. Phoenix continues to leverage that core-level experience to develop many other vital solutions at multiple points in the foundation of PCs and digital devices. Today, Phoenix solutions activate, secure, connect, and recover the world’s best-known systems. These solutions operate from a Core Managed Environment (cME), where they’re built in and protected from viruses, user errors, hackers, and corruption. Phoenix is headquartered in San Jose, Calif. USA (Silicon Valley), with offices in global business and technology centers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to the possibility that the acquisition will not be completed. Other factors and risks are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed November 25, 2002 and Form 10-Q filed on February 5, 2003.

Phoenix and Phoenix Technologies are registered trademarks of Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2003	September 30, 2002
Assets
Current assets:
Cash and short-term investments	$54,600	$76,312
Accounts receivable, net	19,997	14,612
Other current assets	7,778	7,174

Total current assets	82,375	98,098
Property and equipment, net	7,669	8,212
Computer software costs, net	12,952	14,628
Goodwill and intangible assets, net	13,565	13,600
Other assets	17,703	18,748

Total assets	$134,264	$153,286

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,017	$1,691
Accrued compensation and related liabilities	6,975	7,670
Deferred revenue	5,380	4,180
Income taxes payable	1,505	8,620
Other accrued liabilities	5,693	4,442

Total current liabilities	21,570	26,603
Long-term obligations	1,370	726

Total liabilities	22,940	27,329

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	31
Additional paid-in capital	178,653	177,801
Retained earnings	25,147	30,998
Accumulated other comprehensive loss	(2,134)	(2,127)
Less: Cost of treasury stock	(90,373)	(80,746)

Total stockholders’ equity	111,324	125,957

Total liabilities and stockholders’ equity	$134,264	$153,286

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2003	2002	2003	2002
Revenues	$21,717	$25,381	$43,611	$50,470
Cost of revenues	4,339	3,042	8,721	6,519

Gross margin	17,378	22,339	34,890	43,951

Operating expenses:
Research and development	6,572	7,427	14,202	15,001
Sales and marketing	8,329	8,667	16,966	16,658
General and administrative	3,413	3,506	6,766	7,178
Amortization of goodwill and acquired intangible assets	17	791	35	1,358
Stock-based compensation	48	332	131	388
Restructuring and related charges	549	—	6,014	3,925

Total operating expenses	18,928	20,723	44,114	44,508

Operating income (loss) from continuing operations	(1,550)	1,616	(9,224)	(557)
Interest and other income, net	133	(152)	222	55

Income (loss) from continuing operations before income taxes	(1,417)	1,464	(9,002)	(502)
Income tax expense (benefit) from continuing operations	(496)	488	(3,151)	(227)

Income (loss) from continuing operations	(921)	976	(5,851)	(275)

Discontinued operations:
Loss from inSilicon, net of income taxes	—	(962)	—	(3,935)

Net income (loss)	$(921)	$14	$(5,851)	$(4,210)

Earnings (loss) per share:
Basic
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.24)	$(0.01)
Discontinued operations	$—	$(0.04)	$—	$(0.16)

Net income (loss)	$(0.04)	$0.00	$(0.24)	$(0.17)

Diluted
Income (loss) from continuing operations	$(0.04)	$0.04	$(0.24)	$(0.01)
Discontinued operations	$—	$(0.04)	$—	$(0.16)

Net income (loss)	$(0.04)	$0.00	$(0.24)	$(0.17)

Shares used in earnings (loss) per share calculation:
Basic	24,432	25,809	24,692	25,505
Diluted	24,432	26,528	24,692	25,505

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended
	March 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(5,851)	$(4,210)
Reconciliation to net cash provided by operating activities:
Net income (loss) from discontinuing operations	—	3,935
Depreciation and amortization	4,016	5,330
Stock-based compensation	131	388
Gain from sale of investment	—	(161)

Change in operating assets and liabilities:
Accounts receivable	(5,385)	(4,283)
Other assets	510	(4,605)
Accounts payable	326	824
Accrued compensation and related liabilities	(695)	1,157
Other accrued liabilities	2,013	(165)
Deferred revenue	1,200	3,276
Income taxes	(7,183)	(944)

Net cash provided by (used in) operating activities—continuing operations	(10,918)	542
Net cash provided by (used in) operating activities—discontinuing operations	—	(4,685)

Net cash provided by (used in) operating activities	(10,918)	(4,143)

Cash flows from investing activities:
Proceeds from sale of investments	224,503	54,372
Purchases of investments	(201,684)	(56,959)
Purchases of property and equipment	(1,880)	(1,973)
Acquisition of businesses, net of cash acquired	—	(7,311)

Net cash provided by (used in) investing activities—continuing operations	20,939	(11,871)
Net cash provided by (used in) investing activities—discontinuing operations	—	(326)

Net cash provided by (used in) investing activities	20,939	(12,197)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	720	2,728
Repurchase of common stock	(9,627)	(1,006)

Net cash provided by (used in) financing activities—continuing operations	(8,907)	1,722
Net cash provided by (used in) financing activities— discontinuing. operations	—	271

Net cash provided by (used in) financing activities	(8,907)	1,993

Effect of exchange rate changes on cash and cash equivalents	(7)	(282)

Net increase (decrease) in cash and cash equivalents	1,107	(14,629)
Change in cash and cash equivalents, discontinued operations	—	4,576
Cash and cash equivalents at beginning of period	25,156	30,044

Cash and cash equivalents at end of period	$26,263	$19,991